EXHIBIT 99.1

Vanguard Announces Pricing of its Initial Public Offering

NASHVILLE, TN – (June 22, 2011) – Vanguard Health Systems, Inc. (“Vanguard”) announced today the pricing of its initial public offering of 25,000,000 shares of common stock at a price of $18.00 per share.  The shares are expected to begin trading on the New York Stock Exchange on June 22, 2011 under the ticker symbol “VHS.”

The underwriters have been granted a 30-day option to purchase up to an additional 3,750,000 shares of common stock to cover over-allotments, if any.

Vanguard expects to use the net proceeds from the offering to redeem $417.6 million estimated accreted value as of June 30, 2011, of its outstanding 10.375% Senior Discount Notes due 2016 including the 5% redemption premium thereof.

BofA Merrill Lynch, Barclays Capital, Citi, Deutsche Bank Securities and J.P. Morgan are acting as joint book running managers for the offering.

A registration statement relating to the shares of the common stock of Vanguard has been declared effective by the U.S. Securities and Exchange Commission.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering of these securities will be made only by means of a prospectus, copies of which may be obtained from the representatives of the several underwriters, BofA Merrill Lynch at 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com; and Barclays Capital Inc., c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, NY 11717, email: Barclaysprospectus@broadridge.com or telephone: 888-603-5847.  The final prospectus, when it is available, also may be obtained on the Securities and Exchange Commission's Web site at http://www.sec.gov.

About Vanguard

Vanguard owns and operates 26 acute care and specialty hospitals and complementary facilities and services in Chicago, Illinois; Detroit, Michigan; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard's strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.

FORWARD LOOKING STATEMENTS

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934  and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Vanguard assumes no obligation to update the information included in this press release. Such forward-looking statements include statements regarding the closing of the offering, the anticipated issuance of shares of Vanguard common stock and the expected use of proceeds from the offering. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Vanguard’s industry, management’s beliefs and certain assumptions made by management, many of   which, by their nature, are inherently uncertain and beyond Vanguard’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance or occurrence of events and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Vanguard believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Vanguard also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

Contact:
Vanguard Health Systems, Inc.
Gary Willis
Senior Vice President and Chief Accounting Officer
(615) 665-6098